UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019 (March 28, 2019)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Executive Cash-Based Performance Incentives

On March 28, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of Luminex Corporation, a Delaware corporation (the “Company”), approved the 2019 cash-based performance incentive opportunities under the Luminex Corporation 2018 Management Incentive Plan for the Company’s named executive officers and certain other executives (the “Management Incentive Plan”).

The performance incentives or incentive opportunities under the Management Incentive Plan are based upon four components: Company financial objectives (“Company Financial Goals”), Company research and development goals (“R&D Goals”), key project objectives (“Project Goals”), and leadership goals (“Leadership Goals”). Achievement, in each case, is determined by the Committee and subject to such adjustments and exclusions as determined by the Committee. The Company Financial Goal is based on a matrix of revenue and operating profit for the year ending December 31, 2019 and is the same for each participant. Certain R&D Goals or Project Goals are the same for each participant, while others vary by executive and are based on specified research and development, management or strategic initiatives, projects or other requirements, with each objective given a specified weight. Leadership Goals vary by executive and are based on leadership and/or team contributions with each objective given a specified weight.

The total target awards for the Company’s named executive officers and certain other executives (other than as noted below for Mr. Shamir our chief executive officer) in 2019 are weighted 50% for the achievement of the Company Financial Goal, 20% for the achievement of Company R&D Goals and Project Goals applicable to each participant, and 30% for the achievement of R&D Goals, Project Goals or Leadership Goals that vary by participant. The total target award for Mr. Shamir in 2019 is weighted 50% for the achievement of the Company Financial Goal and 50% for the achievement of R&D Goals or Project Goals. The target bonuses for each named executive officer, reflected as a percentage of 2019 earned base salary, are as follows:

Name	Title	Target Bonus
Nachum Shamir	President and Chief Executive Officer	100%
Harriss T. Currie	Senior Vice President, Finance, Chief Financial Officer and Treasurer	55%
Randall Meyers	Senior Vice President, Global Manufacturing and Quality	50%
Richard W. Rew II	Senior Vice president, General Counsel and Corporate Secretary	50%
Todd C. Bennett	Senior Vice President, Global Sales and Customer Operations	50%

Following the end of the fiscal year, the Committee will determine whether and the extent to which the applicable targets were met. The Company Financial Goal is subject to an over/underachievement scale with possible payouts of 0% to 200% of the target bonus for the Company Financial Goal based on financial results between specified minimum and maximum performance levels of the performance targets. The minimum threshold represents the level of Company financial performance below which no incentive under the Management Incentive Plan will be paid for 2019 and is established annually by the Committee. The target threshold represents the level where the actual incentive award paid for the Company Financial Goal equals the targeted award and the maximum threshold represent the performance level where the actual incentive award paid equals the maximum amount permitted under the Management Incentive Plan. Minimum payouts for minimum threshold performance start at 30% of the target value for the Company Financial Goal.

Except as otherwise determined by the Committee, R&D Goals, Project Goals and Leadership Goals are generally not subject to an overachievement scale for the Company’s named executive officers and certain other executives (other than Mr. Shamir) but they may be eligible for partial achievement depending on the specified goal. Mr. Shamir’s R&D Goals and Project Goals are subject to overachievement payouts up to 200% for 2019 and may be eligible for partial achievement depending on the specified goal.

Accordingly, the Management Incentive Plan opportunities provide for potential performance bonuses ranging from 0% to 200% of Mr. Shamir’s target bonus amount and 0% to 150% of the target bonus amount of our other named executive officers and certain other executives, subject in each case to the achievement of the total consolidated revenue threshold approved by the Committee for 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2019	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance